UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, with the approval of the Compensation Committee of SunPower Corporation’s (the “Company”) Board of Directors, the Company adopted the 2019 Management Career Transition Plan (the “Plan”), effective May 1, 2019 (the “Effective Date”), which replaces a similar plan, which expired on that same date. The Plan terminates on the second anniversary of the Effective Date, subject to certain exceptions. The Plan addresses severance for certain employment terminations, and payments are only made if the executive or employee is not already entitled to severance benefits under a separate employment agreement. Participants in the Plan include the Company's Chief Executive Officer, Thomas H. Werner, and those employees who have been employed by the Company for at least six months and report directly to the Chief Executive Officer (including the Company's other named executive officers), as well as other key employees of the Company who are provided with written notice from the Chief Executive Officer that they are Plan participants. Under the terms of the Plan, the Chief Executive Officer and the employees reporting to him will be eligible for benefits following a termination of employment because of death or disability (as defined in the Plan), or a termination without cause (as defined in the Plan). Such benefits include, except in the case of death or disability:

•	a lump-sum payment equivalent to 12 months (or 24 months in the Chief Executive Officer's case) of such participant's base salary;

•	a lump-sum payment equal to any earned but unpaid annual bonus for a completed fiscal year;

•
a lump-sum payment equal to the pro rata portion of such participant's actual bonus for the then current fiscal year, based on the number of whole calendar months between the start of the fiscal year and the termination date;

•
to the extent that such participant is eligible for, and elects, continuation coverage under COBRA for such participant, continuation of such participant's and such participant's eligible dependents' coverage under the Company's health benefit plans for up to 12 months (or 24 months in the Chief Executive Officer’s case), at the Company's expense;

•	a lump-sum payment equal to such participant's accrued and unpaid base salary and paid time off; and

•	reimbursement of up to $15,000 for services of an outplacement firm mutually acceptable to the Company and the participant.

In the case of death or disability, such benefits include a lump-sum payment equal to such participant's accrued and unpaid base salary and paid time off.

If any of the severance plan's severance payments would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and be subject to excise tax or any interest or penalties payable with respect to such excise tax, then the participant's benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such taxes, interest or penalties, whichever results in the participant receiving, on an after-tax basis, the greatest amount of benefits.

The above description of the Plan is a summary only and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) the following exhibit is filed herewith

Exhibit No.	Description
10.1	2019 Management Career Transition Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: May 1, 2019	By:	/S/ MANAVENDRA S. SIAL
	Name:	Manavendra S. Sial
	Title:	Executive Vice President and Chief Financial Officer